EX. 99.23(j)(i)


               Consent of Independent Certified Public Accountants

First Investors Trust
95 Wall Street
New York, N.Y. 10005

      We consent to the use in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (File No. 33-10648) of our reports dated January 31, 2000 relating to the December 31, 1999 financial statements of Executive Investors Trust and July 31, 2000 relating to the June 30, 2000 financial statements of Executive Investors Trust, which are included in said Registration Statement.

                                          /s/TAIT, WELLER & BAKER
                                          TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 13, 2000